Exhibit 10.1

EXECUTION VERSION

NORTHWEST BIOTHERAPEUTICS, INC.

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated and effective as of March 17, 2017, between Northwest Biotherapeutics, Inc. (the “Company”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

A.       On August 19, 2014, the Company and the Trustee executed an indenture (the “Original Indenture” and, as amended and supplemented from time to time, the “Indenture”) pursuant to which the Company initially issued $17,500,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2017 (the “Notes”), of which $10,500,000 aggregate principal amount remain outstanding as of the date hereof.

B.       Whitebox Relative Value Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, LP and Pandora Select Partners LP (collectively, the “Holders”) beneficially owned all of the outstanding Notes since March 9, 2017 and continue to beneficially own all of the outstanding Notes.

B.       On March 9, 2017, the Company and the Holders entered into that certain Repurchase Agreement, dated as of March 9, 2017, among the Company and each of the Holders (the “Repurchase Agreement”) pursuant to which, among other things, the Company agreed to amend or supplement the Indenture in order to provide that an Agreement Default (as defined in the Repurchase Agreement) shall constitute an immediate Default and Event of Default under the Indenture and the Notes.

C.       Section 11.01(e) of the Indenture provides for the execution of indentures supplemental to the Indenture, without the consent of the Holders, to, among other things, add to the covenants or Events of Default of the Company for the benefit of the Holders.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE I

Section 1.1 Additional Event of Default

Section 7.01 of the Original Indenture is supplemented to add the following Event of Default (which shall be an “Event of Default” for all purposes under the Indenture) after Section 7.01(l):

“(m) default on any of the Company's payment, performance or other obligations to the Holders under that certain Repurchase Agreement dated as of March 9, 2017 among the Company and the Holders (the "Repurchase Agreement") in accordance with its terms, including, without limitation, any default in the full and timely payment or performance of any of the Transfer and Payment Obligations (as defined in the Repurchase Agreement) thereunder.”

Section 1.2 Automatic Event of Default

Section 7.01 of the Original Indenture is supplemented to add the following after the second sentence in the first paragraph following Section 7.01(m):

“If an Event of Default specified in Section 7.01(m) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall automatically be immediately due and payable.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Confirmation of Indenture

The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.2 Concerning the Trustee

In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 2.3 NEW YORK LAW TO GOVERN

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

Section 2.4 Counterparts

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to the Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of the Indenture.

2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the time, day and year first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By: /s/ Leslie J. Goldman

Name: Leslie J. Goldman

Title: Senior Vice President

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, Trustee

By: /s/ Francine Kincaid

Name: Francine Kincaid

Title: Vice President

[Signature Page to First Supplemental Indenture]